UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROADVISION, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3184303
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1700 Seaport Blvd, Suite 210
Redwood City, California	94063
(Address of principal executive offices)	(Zip code)

Amended and Restated 2006 Equity Incentive Plan

(Full Title of the Plan)

Pehong Chen

Chairman of the Board, President, and Chief Executive Officer

BroadVision, Inc.

1700 Seaport Boulevard, Suite 210, Redwood City, California 94063

(650) 331-1000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kenneth L. Guernsey

Cooley LLP

101 California Street, 5th Floor

San Francisco, CA 94111

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer”, "accelerated filer" and "small reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer (Do not check if a smaller reporting company) ☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be registered	Registered (1)	Share (3)	Price (3)	Registration Fee
Shares of Common Stock, par value $.0001 per share, reserved for future issuance under the Amended and Restated 2006 Equity Incentive Plan	15,557(2)	$5.28	$82,140.96	$9.52

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), this registration statement shall also cover any additional shares of Common Stock issuable under the registrant’s Amended and Restated 2006 Equity Incentive Plan (the “Plan”) by reason of any stock splits, stock dividends, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase or decrease in the number of outstanding shares of the registrant’s Common Stock.

(2)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Plan on January 1, 2016 pursuant to an “evergreen” provision contained in the Plan. Pursuant to such provision, the number of shares reserved for issuance under the Plan automatically increases on January 1 of each year, starting on January 1, 2010 and continuing through January 1, 2019 in an amount equal to the lesser of: (i) four percent (4%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, (ii) a number of shares such that, following such increase, the aggregate number of shares that have been reserved for issuance under the Plan equals twenty-five percent (25%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year and (iii) a number of shares such that, following such increase, the aggregate number of shares available for issuance under the Plan and not subject to outstanding Stock Awards equals ten percent (10%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the registrant’s Common Stock as reported on the NASDAQ Global Market on March 28, 2017.

EXPLANATORY NOTE

     This registration statement on Form S-8 is being filed for the purpose of registering an additional 15,557 shares of the registrant’s Common Stock to be issued pursuant to the registrant’s Amended and Restated 2006 Equity Incentive Plan. The contents of the registrant’s earlier registration statements on Form S-8 related to the Amended and Restated 2006 Equity Incentive Plan, previously filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2006 (No. 333-138461), on May 8, 2009 (No. 333-159075), on March 5, 2010 (No. 333-165276), on March 8, 2012 (No. 333-179987), on March 15, 2013 (No. 333-187310), on March 14, 2014 (No. 333-194568), on March 13, 2015 (No. 333-202730) and on April 14, 2016 (No. 333-210761) relating to the registrant’s Amended and Restated 2006 Equity Incentive Plan are hereby incorporated herein by reference and made a part hereof.

PART II

ITEM 3.INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents have been filed by the Registrant with the SEC and are incorporated herein by reference:

•	the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 30, 2017; and
•

the description of the registrant’s common stock set forth in its registration statement on Form 8-A, filed with the SEC on November 4, 2008, including any further amendments thereto or reports filed for the purposes of updating this description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of the registrant’s common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8. EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation.
4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.
4.3(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.
4.4(4)	Amended and Restated Bylaws.
4.5(5)	Registration Rights Agreement, dated November 10, 2004, among the Company and certain investors listed on Exhibit A thereto.
4.6(6)	Registration Rights Agreement, dated March 8, 2006, between the Company and Honu Holdings LLC.
5.1	Opinion of Cooley, LLP.

23.1	Consent of OUM & Co. LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley, LLP is contained in Exhibit 5.1 to this registration statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(7)	Amended and Restated 2006 Equity Incentive Plan.

 (1) Previously filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed as Exhibit 3.1 thereto on April 19, 1996 as amended by Amendment No. 1 filed on May 9, 1996, Amendment No. 2 filed on May 29, 1996 and Amendment No. 3 filed on June 17, 1996, and incorporated herein by reference.

(2) Previously filed as Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed on March 27, 2007 and incorporated herein by reference (File No. 000-28252).

(3) Previously filed as Exhibit 4.6 to the Company’s Quarterly Report on Form 10-Q filed on November 6, 2008 and incorporated herein by reference (File No. 000-28252).

(4) Previously filed as Exhibit 3.4 to the Company’s Current Report on Form 8-K filed on October 16, 2008, and incorporated herein by reference (File No. 000-28252).

(5) Previously filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-1 filed on December 20, 2004, and incorporated herein by reference (File No. 333-121430).

(6) Previously filed as Exhibit 4.5 to the Company’s Annual Report on Form 10-K filed on June 9, 2006, and incorporated herein by reference (File No. 000-28252).

(7) Previously filed as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed on May 8, 2009, and incorporated herein by reference (Registration No. 333-159075).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this 30th day of March,  2017.

ehong

BroadVision, Inc.
	By:	/s/Pehong Chen
Pehong Chen
Chairman of the Board, President, and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pehong Chen as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Pehong Chen Pehong Chen	Chairman of the Board, President, Chief Executive Officer (Principal Executive Officer)	March 30, 2017

/s/ Peter Chu Peter Chu	Chief Financial Officer and Vice President of Strategy and Product Management (Principal Financial and Accounting Officer)	March 30, 2017

/s/ James D. Dixon James D. Dixon	Director	March 30, 2017

/s/ Robert Lee Robert Lee	Director	March 30, 2017

/s/ François Stieger François Stieger	Director	March 30, 2017

EXHIBIT INDEX

Exhibit
Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation.
4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.
4.3(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.
4.4(4)	Amended and Restated Bylaws.
4.5(5)	Registration Rights Agreement, dated November 10, 2004, among the Company and certain investors listed on Exhibit A thereto.
4.6(6)	Registration Rights Agreement, dated March 8, 2006, between the Company and Honu Holdings LLC.
5.1	Opinion of Cooley, LLP.

23.1	Consent of OUM & Co. LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley, LLP is contained in Exhibit 5.1 to this registration statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(7)	Amended and Restated 2006 Equity Incentive Plan.

(1) Previously filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed as Exhibit 3.1 thereto on April 19, 1996 as amended by Amendment No. 1 filed on May 9, 1996, Amendment No. 2 filed on May 29, 1996 and Amendment No. 3 filed on June 17, 1996, and incorporated herein by reference.

(2) Previously filed as Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed on March 27, 2007 and incorporated herein by reference (File No. 000-28252).

(3) Previously filed as Exhibit 4.6 to the Company’s Quarterly Report on Form 10-Q filed on November 6, 2008 and incorporated herein by reference (File No. 000-28252).

(4) Previously filed as Exhibit 3.4 to the Company's Current Report on Form 8-K filed on October 16, 2008, and incorporated herein by reference (File No. 000-28252).

(5) Previously filed as Exhibit 4.4 to the Company's Registration Statement on Form S-1 filed on December 20, 2004, and incorporated herein by reference (File No. 333-121430).

(6) Previously filed as Exhibit 4.5 to the Company's Annual Report on Form 10-K filed on June 9, 2006, and incorporated herein by reference (File No. 000-28252).

(7) Previously filed as Exhibit 99.1 to the Company's Registration Statement on Form S-8 filed on May 8, 2009, and incorporated herein by reference (File No. 333-159075).